As filed with the Securities and Exchange Commission on October 29, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELGENE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-2711928
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

86 Morris Avenue Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Celgene Corporation 2008 Stock Incentive Plan

(Amended and Restated as of June 17, 2009)

(Full Title of the Plan)

Copy to:

Robert J. Hugin Chairman of the Board, President and Chief Executive Officer Celgene Corporation 86 Morris Avenue Summit, New Jersey 07901	Robert A. Cantone, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000
(Name and Address of Agent for Service)

(908) 673-9000
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share	14,000,000	$74.36(2)	$1,041,040,000(2)	$141,997.85

(1)	This Registration Statement covers 14,000,000 additional shares of common stock, par value $0.01 per share, of Celgene Corporation (the “Registrant” or the “Corporation”) available for issuance pursuant to awards under the Corporation’s 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009), as amended (the “Plan”). In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.
(2)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high ($74.83) and low ($73.89) selling prices per share of common stock of the Registrant on October 24, 2012, as reported on the Nasdaq Global Select Market.
(3)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of 14,000,000 additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on each of January 4, 1999 (Registration No. 333-70083), June 20, 2000 and March 20, 2001 (Registration No. 333-39716), July 26, 2001 (Registration No. 333-65908), August 14, 2003 (Registration No. 333-107980), June 30, 2005 (Registration No. 333-126296), November 8, 2006 (Registration No. 333-138497), July 31, 2008 (Registration No. 333-152655), July 31, 2009 (Registration No. 333-160955) and November 2, 2011 (Registration No. 333-177669) for the existing securities under the Plan.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of each of the Registration Statements on Form S-8 (Registration Nos. 333-70083, 333-39716, 333-65908, 333-107980, 333-126296, 333-138497, 333-152655, 333-160955 and 333-177669) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 14,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of Celgene Corporation (the “Registrant” or the “Corporation”), which may be awarded under the Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009), as amended (the “Plan”) pursuant to an amendment of the Plan approved by the Corporation’s Board of Directors on April 18, 2012, effective and approved by the stockholders of the Registrant on June 13, 2012.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of each of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on January 4, 1999 (Registration No. 333-70083), June 20, 2000 (Registration No. 333-39716), March 20, 2001, Post-Effective Amendment No. 1 with a Reoffer Prospectus (Registration No. 333-39716), July 26, 2001 (Registration No. 333-65908), August 14, 2003 (Registration No. 333-107980), June 30, 2005 (Registration No. 333-126296), November 8, 2006 (Registration No. 333-138497), July 31, 2008 (Registration No. 333-152655), July 31, 2009 (Registration No. 333-160955) and November 2, 2011 (Registration No. 333-177669) by the Corporation are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Corporation are incorporated herein by reference:

(a)	the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Commission on February 22, 2012;

(b)	the Corporation’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the Commission on May 2, 2012, August 1, 2012 and October 29, 2012, respectively;

(c)	the Corporation’s Current Reports on Form 8-K, filed with the Commission on January 23, 2012, January 26, 2012 (other than with respect to Item 2.02 and Exhibit 99.1 therein), June 15, 2012, August 6, 2012, August 7, 2012, August 9, 2012 and August 23, 2012;

(d)	the portions of the Definitive Proxy Statement on Schedule 14A for the 2012 annual meeting of stockholders held on June 13, 2012 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2011; and

(d)	the description of the Company’s Common Stock contained in the Corporation’s Registration Statement on Form 8-A, File No. 0-16132, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit No.	Description

5	Opinion of Proskauer Rose LLP*

23.1	Consent of KPMG LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5)*

24	Power of Attorney (included on signature page)*

99.1	Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009) (the “Plan”) (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 18, 2009)

99.2	Amendment No. 1 to the Plan (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 20, 2011)

99.2	Amendment No. 2 to the Plan (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 15, 2012)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of New Jersey on this 29th day of October, 2012.

CELGENE CORPORATION

By:	/s/ Robert J. Hugin
Robert J. Hugin
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert J. Hugin his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert J. Hugin Robert J. Hugin	Chairman of the Board; President; Chief Executive Officer (Principal Executive Officer)	October 29, 2012

/s/ Jacqualyn A. Fouse Jacqualyn A. Fouse	Executive Vice President; Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 29, 2012

/s/ Richard W. Barker, D.Phil. Richard W. Barker, D.Phil.	Director	October 29, 2012

/s/ Michael D. Casey Michael D. Casey	Director	October 29, 2012

/s/ Carrie S. Cox Carrie S. Cox	Director	October 29, 2012

/s/ Rodman L. Drake Rodman L. Drake	Director	October 29, 2012

/s/ Michael A. Friedman, M.D. Michael A. Friedman, M.D.	Director	October 29, 2012

/s/ Gilla Kaplan, Ph.D. Gilla Kaplan, Ph.D.	Director	October 29, 2012

/s/ James J. Loughlin James J. Loughlin	Director	October 29, 2012

/s/ Ernest Mario Ernest Mario	Director	October 29, 2012

EXHIBIT INDEX

Exhibit No.	Description

5	Opinion of Proskauer Rose LLP*

23.1	Consent of KPMG LLP*

23.2	Consent of Proskauer Rose LLP (included in Exhibit 5)*

24	Power of Attorney (included on signature page)*

99.1	Celgene Corporation 2008 Stock Incentive Plan (Amended and Restated as of June 17, 2009) (the “Plan”) (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 18, 2009)

99.2	Amendment No. 1 to the Plan (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 20, 2011)

99.2	Amendment No. 2 to the Plan (incorporated by reference to Exhibit 10.1 to the Corporation’s Current Report on Form 8-K filed with the Commission on June 15, 2012)

*	Filed herewith